Exhibit 99.1

ObsEva Announces Progress Towards its Plans to Consolidate Operations in Switzerland:

Delisting of OBSV from The Nasdaq Stock Market effective March 23, 2023

Ad hoc announcement pursuant to Art. 53 LR of the SIX Swiss Exchange

GENEVA, Switzerland – March 15, 2023 – ObsEva SA (NASDAQ: OBSV; SIX: OBSN), a biopharmaceutical company developing and commercializing novel therapies for women’s health, today announced that it received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) on March 14, 2023, advising the Company that its securities are scheduled for delisting from The Nasdaq Capital Market and will be suspended at the opening of U.S. business on March 23, 2023. A Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on Nasdaq.

As previously announced, the Company received a notification letter on September 12, 2022 from Nasdaq advising it that it was not in compliance with Listing Rule 5450(a)(1) (the “Rule”) because, for a period of thirty (30) consecutive business days, the bid price of ObsEva’s common shares had closed below the minimum $1.00 per share requirement for continued listing. The Company was provided 180 calendar days, or until March 13, 2023, to regain compliance with the Rule. The Company has not regained compliance by this deadline.

Upon delisting of ObsEva’s common shares from the Nasdaq Capital Market, the Company intends to file with the SEC a Form 15 requesting deregistration of its securities under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend its obligation to file periodic reports under the Exchange Act, including annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K, respectively, once certain conditions to deregistration are satisfied, including the Company having fewer than 300 record holders of its common shares. The Company expects the Nasdaq delisting and SEC deregistration to contribute to lower general and administrative costs in the future.

ObsEva intends to maintain its SIX Swiss Exchange listing where all common shares may continue to trade under the ticker symbol “OBSN”.

About ObsEva

ObsEva is a biopharmaceutical company developing novel therapies to improve women’s reproductive health and pregnancy. ObsEva has established a development program focused on improving in vitro fertilization success rates. ObsEva is listed on the SIX Swiss Exchange where it is traded under the ticker symbol “OBSN”. For more information, please visit www.ObsEva.com

Cautionary Note Regarding Forward Looking Statements of ObsEva SA

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe”, “expect”, “may”, “plan”, “potential”, “will”, and similar expressions, and are based on ObsEva’s current beliefs and expectations. These forward-looking statements include, without limitation, statements regarding expectations with respect to the delisting from Nasdaq and deregistration from the SEC; expectations with respect to maintaining

ObsEva’s SIX listing; and expectations regarding the effects of such events on ObsEva’s operations and financial condition. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include, without limitation, risks and uncertainties related to ObsEva’s ability to recognize the anticipated benefits of the reorganization, which may be affected by, among other things, the ability of ObsEva to maintain relationships with its partners and attract and retain management and key employees; uncertainties in the effects of the delisting from Nasdaq for ObsEva’s securities and deregistration from the SEC; the ability of ObsEva to maintain its SIX listing; the expenses and time that a delisting from Nasdaq and deregistration from the SEC may require; inherent risks and uncertainties associated with the conduct of clinical trials and clinical development, including the risk that the results of earlier clinical trials may not be predictive of the results of later stage clinical trials; ObsEva’s reliance on third parties over which it may not always have full control, and the capabilities of such third parties; the impact of the ongoing novel coronavirus outbreak and other economic or geopolitical events; and other risks and uncertainties that are described in the Risk Factors section of ObsEva’s Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC on March 10, 2022, in the Reports on Form 6-K filed with the SEC on May 17, 2022, August 17, 2022 and December 1, 2022 and other filings ObsEva makes with the SEC. These documents are available on the Investors page of ObsEva’s website at http://www.ObsEva.com. Any forward-looking statements speak only as of the date of this press release and are based on information available to ObsEva as of the date of this release, and ObsEva assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

CEO Office contact

Shauna Dillon

shauna.dillon@obseva.ch

+41 22 552 1550

Investor Contact

Will Brown

will.brown@obseva.com

+1 (334) 313-2319